EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended September 12, 2014

Current Month				Rolling Performance*				Rolling Risk Metrics* (October 2009 – September 2014)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-1.6%	-0.4%	-2.1%	2.6%	-5.7%	-4.7%	1.4%	-4.7%	10.4%	-28.6%	-0.4	-0.6
B**	-1.6%	-0.4%	-2.5%	2.0%	-6.3%	-5.3%	0.7%	-5.3%	10.4%	-29.9%	-0.5	-0.7
Legacy 1***	-1.5%	-0.3%	-0.7%	4.5%	-3.7%	-2.8%	N/A	-2.8%	10.3%	-23.7%	-0.2	-0.4
Legacy 2***	-1.5%	-0.3%	-0.9%	4.4%	-3.9%	-3.1%	N/A	-3.1%	10.2%	-24.4%	-0.3	-0.4
Global 1***	-1.5%	-0.3%	-0.5%	4.8%	-3.1%	-3.5%	N/A	-3.5%	9.8%	-21.9%	-0.3	-0.5
Global 2***	-1.5%	-0.3%	-0.7%	4.6%	-3.4%	-3.8%	N/A	-3.8%	9.8%	-22.4%	-0.3	-0.5
Global 3***	-1.5%	-0.4%	-1.8%	3.1%	-4.9%	-5.4%	N/A	-5.4%	9.8%	-27.9%	-0.5	-0.7

S&P 500 Total Return Index****	-1.0%	-0.8%	9.0%	20.5%	23.2%	15.8%	8.2%	15.8%	13.2%	-16.3%	1.2	2.0
Barclays Capital U.S. Long Gov Index****	-1.8%	-4.1%	12.3%	9.0%	1.3%	6.5%	6.5%	6.5%	11.5%	-15.5%	0.6	1.0
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector			Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	25%					25%
Energy	6%	Short	Brent Crude Oil	1.4%	Short	6%	Short	Brent Crude Oil	1.4%	Short
			Heating Oil	1.3%	Short			Heating Oil	1.3%	Short
Grains/Foods	10%	Short	Live Cattle	1.8%	Long	10%	Short	Live Cattle	1.8%	Long
			Corn	1.6%	Short			Corn	1.6%	Short
Metals	9%	Short	Gold	4.1%	Short	9%	Short	Gold	4.1%	Short
			Aluminum	1.1%	Long			Aluminum	1.1%	Long
FINANCIALS	75%					75%
Currencies	21%	Long $	Euro	5.4%	Short	21%	Long $	Euro	5.3%	Short
			Japanese Yen	2.6%	Short			Japanese Yen	2.6%	Short
Equities	33%	Long	S&P 500	6.5%	Long	33%	Long	S&P 500	6.5%	Long
			FTSE Index	3.0%	Long			FTSE Index	3.0%	Long
Fixed Income	21%	Long	Bunds	5.3%	Long	21%	Long	Bunds	5.3%	Long
			Long Gilts	2.4%	Long			Long Gilts	2.4%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets fell due to weak demand forecasts and continued elevated domestic supplies.  Natural gas markets rallied in excess of 1% due to speculation upcoming cold weather in the U.S. will boost demand.

Grains/Foods
Wheat markets fell to a six-month low because of beliefs global wheat supplies will be large enough to meet demand this season.  Sugar and coffee markets fell sharply as favorable weather conditions in Brazil supported strong supply forecasts.  Cotton markets finished up in excess of 6% after reports from the U.S. Department of Agriculture cut output estimates.

Metals
Precious metals markets declined due to speculation the Federal Reserve will raise interest rates sooner than expected, which would result in a reduction in demand for inflation-hedging assets. Copper prices moved lower to due to indications of waning demand from the U.S. and China, the world’s two largest copper consumers.  Nickel prices fell 6% due to the easing of previous concerns surrounding proposed legislation in the Philippines which would ban the exportation of nickel ore.

Currencies
The Japanese yen fell to a six-year low against the U.S. dollar due to comments from the Bank of Japan, which stated further loosening of monetary policy would be implemented if necessary to meet the nation’s inflation targets.  The Canadian dollar also fell sharply, under pressure from declining commodity prices.  The U.S. dollar strengthened against global counterparts because of expectations of an upcoming interest rate hike by the U.S. Federal Reserve.

Equities
The Japanese Nikkei 225 finished higher as weakness in the yen supported the nation’s export industries.  U.S. equity markets declined due to liquidations fostered by concerns surrounding upcoming action by the Federal Reserve.  European markets also fell, pushed lower by the upcoming Scotland referendum vote and the expansion of sanctions on Russia by Western nations.

Fixed Income	Global fixed-income markets fell sharply as strong U.S. data supported views for upcoming action by the Federal Reserve, which put pressure on prices.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.